Exhibit 99.1

 Pinnacle Airlines Corp. Announces 2009 Fourth Quarter Earnings

Company reports Consolidated Earnings per Share of $0.31

MEMPHIS, TN – February 18, 2010 – Pinnacle Airlines Corp. (NASDAQ: PNCL) (the “Company”) today reported fourth quarter 2009 net income of $5.6 million and fully diluted earnings per share (“EPS”) of $0.31.  This represents an increase of 153% and 158% over net income and EPS recorded in the fourth quarter of 2008 of $2.2 million and $0.12, respectively, excluding special charges.  The Company reported consolidated operating income of $17.8 million in the fourth quarter of 2009, an increase of 9% over consolidated operating income of $16.3 million in the fourth quarter of 2008.

For the year ended December 31, 2009, the Company reported net income of $41.9 million and EPS of $2.31.  The Company’s financial results during 2009 include a number of previously announced special items that increased net income by $18.7 million.  These nonrecurring items, along with special items that occurred in 2008, are listed in the attached table “Reconciliation of Non-GAAP Disclosures.”    Excluding these special items, the Company achieved net income of $23.2 million for the full year 2009, an increase of 68% over net income of $13.8 million in 2008, excluding special charges.  The Company’s 2009 EPS excluding these nonrecurring items was $1.28, an increase of 66% over EPS of $0.77 for 2008, excluding special charges.

The Company also announced today that all of the remaining $31 million par amount of 3.25% Senior Convertible Notes (the “Notes”) were repaid on February 16, the day after the date that holders of the Notes could elect to tender the Notes to the Company.  After repayment of the Notes, the Company’s balance of unrestricted cash and cash equivalents on February 16 was approximately $60 million.

In January 2010, the Company entered into a short-term loan agreement for $10.0 million, secured by the Company’s federal income tax refund. The interest rate on this loan is currently 4.5%.This short-term loan provided the Company with a low-cost alternative to maintain a strong working capital position until its 2009 federal tax refund is received late in the first quarter or early in the second quarter of 2010.

“2009 was a significant year for Pinnacle Airlines Corp.,” said Phil Trenary, the Company’s President and Chief Executive Officer.  “We began the year with many challenges, both operationally and financially, but our People delivered solid results for our Customers and Shareholders.  With the full repayment of our convertible notes, we are better positioned to take advantage of opportunities in the regional airline industry in 2010 and beyond.”

Fourth Quarter 2009 Financial and Operating Results

During the fourth quarter of 2009, Pinnacle Airlines, Inc. (“Pinnacle”), the Company’s regional jet operating subsidiary, completed 103,915 block hours and 66,619 departures, decreases of 7% and 1%, respectively, over the same period in 2008.  Pinnacle experienced an 8% decrease year-over-year in the average utilization of its fleet, primarily from route network changes resulting in shorter average flights.    Colgan Air, Inc. (“Colgan”), the Company’s regional turboprop operating subsidiary, completed 33,766 block hours and 26,466 departures during the fourth quarter, decreases of 7% over the same period in 2008.  The decrease in operations is primarily related to the retirement of seven Saab and Beech aircraft in conjunction with eliminating certain markets operated under the Company’s pro-rate agreements.  Also contributing to this decrease was a reduction of one Q400 aircraft during 2009.

The Company recorded consolidated operating revenue during the fourth quarter of 2009 of $209.2 million, a decrease of $8.3 million, or 4%, over the same period in 2008. This decrease is primarily related to a reduction in Colgan’s pro-rate operations and the decrease in Pinnacle’s utilization noted above.  Consolidated operating income was $17.8 million for the fourth quarter of 2009.  Consolidated operating income for the fourth quarter of 2008 was approximately $16.3 million.

Pinnacle reported fourth quarter 2009 operating income and an operating margin of $13.5 million and 8.8%, respectively, a decrease of $0.4 million and 0.2 points, respectively, from the fourth quarter of 2008. Pinnacle’s operating income in the fourth quarter of 2009 was reduced by approximately $1.7 million related to an ongoing contractual disagreement with Delta Air Lines, Inc. (“Delta”), the Company’s largest operating partner.  Delta has disputed the contractual requirement to reimburse Pinnacle in full for its aviation hull and passenger liability insurance premiums.  Under generally accepted accounting principles, Pinnacle will not record the unreimbursed insurance amounts as revenue until the parties resolve the issue.

Colgan reported operating income and an operating margin of $4.3 million and 7.6%, an increase of $1.8 million and 3.6 points, respectively, from the fourth quarter of 2008.  Colgan’s decreased fuel costs in its pro-rate operations were a primary factor leading to the increase in operating income.  Fuel cost per gallon during the fourth quarter 2009 was $2.31, down 9%, from $2.53 per gallon during the same period in 2008.  The decline in fuel costs was partially offset by a decrease in Colgan’s revenue-per-available-seat-mile within its pro-rate operations of approximately 9%, and increases in Colgan’s rising employee health insurance costs and wage and rate adjustments during 2009.

Net nonoperating expense was $10.1 million for the fourth quarter of 2009, as compared to nonoperating expense of $19.8 million for the same period in 2008, which included an $8.1 million impairment charge related to the Company’s Auction Rate Securities (“ARS”) portfolio.  Interest income decreased by $1.5 million, primarily from a decrease in interest rates earned on invested assets, as well as the sale of the Company’s ARS portfolio in August 2009.  Interest expense for the fourth quarter was $10.2 million, a decrease of $3.2 million from the fourth quarter of 2008, primarily related to a reduction in interest expense on the Company’s Notes, a large portion of which were repurchased throughout 2009.

Cash and Cash Equivalents

The Company ended the quarter with $91.6 million in unrestricted cash and cash equivalents.  The Company generated $21.7 million in cash and cash equivalents from operating activities during the fourth quarter of 2009.  Net cash used in investing activities for the three months ended December 31, 2009 was $0.1 million, primarily resulting from $1.4 million related to certain capital expenditures, partially offset by $1.3 million related to the redemption of certain of the Company’s previously mentioned ARS.  Net cash used in financing activities for the three months ended December 31, 2009 totaled $11.2 million, primarily comprised of $10.8 scheduled principal payments on long-term debt obligations and $0.3 million of other financing activities.

About Pinnacle Airlines Corp.

Pinnacle Airlines Corp., an airline holding company, is the parent company of Pinnacle Airlines, Inc. and Colgan Air, Inc.  Pinnacle Airlines, Inc. operates under Delta brands and operates 126 CRJ-200 and 16 CRJ-900 regional jet aircraft throughout the United States and in the District of Columbia, Belize, Mexico, Turks and Caicos Islands, the U.S. Virgin Islands and three Canadian provinces. Colgan Air, Inc. operates as Continental Connection, United Express and US Airways Express and operates a fleet of 14 Q400 and 34 Saab aircraft throughout the United States and Canada.  For further information about the Company, please refer to the Company’s Form 10-K for the year ended December 31, 2009, which will soon be filed with the SEC.

Non-GAAP Disclosures

This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), Colgan’s operating income, Colgan’s operating margin, the Company's operating income, operating margin, pre-tax income, net income and EPS for the three months ended December 31, 2008 and years ended December 31, 2009 and 2008, excluding nonrecurring items related to impairment and aircraft retirement charges, the excess of property insurance proceeds over cost basis of aircraft, net investment gains and losses, ineffective portion of cash flow hedge, reversal of income tax reserves and related accrued interest, and the gain on debt extinguishment. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. The Company has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

Forward-Looking Statements

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our website or online from the Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

For further information, please contact Joe Williams, at (901) 346-6162, or visit our website at www.pncl.com.

###

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,
	2009	2008
		(Restated)
Operating revenues:
Regional airline services	$206,635	$215,245
Other	2,580	2,253
Total operating revenues	209,215	217,498
Operating expenses:
Salaries, wages and benefits	57,015	54,389
Aircraft rentals	30,069	31,120
Ground handling services	22,560	23,647
Aircraft maintenance, materials and repairs	23,275	27,100
Other rentals and landing fees	16,790	19,282
Aircraft fuel	6,142	7,847
Commissions and passenger related expense	5,205	5,587
Depreciation and amortization	8,659	7,952
Other	21,705	24,368
Impairment and aircraft retirement costs	-	(140)
Total operating expenses	191,420	201,152

Operating income	17,795	16,346

Operating income as a percentage of operating revenues	8.5%	7.5%

Nonoperating (expense) income:
Interest income	5	1,543
Interest expense	(10,150)	(13,352)
Investment loss, net	(67)	(8,125)
Miscellaneous income, net	122	115
Total nonoperating expense	(10,090)	(19,819)
Income (loss) before income taxes	7,705	(3,473)
Income tax expense	(2,062)	(2,053)
Net income (loss)	$5,643	$(5,526)

Basic and diluted earnings (loss) per share	$0.31	$(0.31)

Shares used in computing basic earnings (loss) per share	17,969	17,867

Shares used in computing diluted earnings (loss) per share	18,381	17,867

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Years Ended December 31,
	2009	2008
	(Unaudited)	(Restated)
Operating revenues:
Regional airline services	$836,249	$855,659
Other	9,259	9,126
Total operating revenues	845,508	864,785
Operating expenses:
Salaries, wages and benefits	225,014	219,971
Aircraft rentals	120,748	128,559
Ground handling services	93,182	96,359
Aircraft maintenance, materials and repairs	98,075	93,361
Other rentals and landing fees	70,777	71,405
Aircraft fuel	22,110	49,450
Commissions and passenger related expense	20,919	27,025
Depreciation and amortization	35,399	26,518
Other	76,595	92,982
Impairment and aircraft retirement costs	1,980	13,548
Total operating expenses	764,799	819,178

Operating income	80,709	45,607

Operating income as a percentage of operating revenues	9.5%	5.3%

Nonoperating (expense) income:
Interest income	1,947	6,870
Interest expense	(44,862)	(44,547)
Investment gain (loss), net	3,877	(16,800)
Miscellaneous income, net	567	281
Total nonoperating expense	(38,471)	(54,196)
Income (loss) before income taxes	42,238	(8,589)
Income tax expense	(382)	(2,408)
Net income (loss)	$41,856	$(10,997)

Basic earnings (loss) per share	$2.33	$(0.62)

Diluted earnings (loss) per share	$2.31	$(0.62)

Shares used in computing basic earnings (loss) per share	17,969	17,865

Shares used in computing diluted earnings (loss) per share	18,133	17,865

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2009	December 31, 2008
Assets	(Unaudited)	(Restated)
Current assets
Cash and cash equivalents	$91,574	$69,469
Restricted cash	3,115	5,417
Receivables, net of allowances of $213 in 2009 and $135 in 2008	34,518	31,619
Spare parts and supplies, net of allowances of $4,749 in 2009 and $4,213 in 2008	19,472	17,106
Prepaid expenses and other assets	3,508	8,160
Assets held for sale	-	2,786
Deferred income taxes, net of allowance	10,406	13,908
Income taxes receivable	40,803	31,117
Total current assets	203,396	179,582

Property and equipment
Flight equipment	756,815	721,499
Aircraft pre-delivery payments	12,049	5,721
Other property and equipment	48,710	46,218
Less accumulated depreciation	(86,501)	(53,507)
Net property and equipment	731,073	719,931
Investments	2,723	116,900
Deferred income taxes, net of allowance	-	40,847
Other assets	317,659	33,724
Debt issuance costs, net of amortization of $5,146 in 2009 and $3,911 in 2008	3,561	3,711
Goodwill	18,422	18,422
Intangible assets, net of amortization of $7,179 in 2009 and $5,180 in 2008	12,586	14,585
Total assets	$1,289,420	$1,127,702

Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	$36,085	$32,116
Bank line of credit	-	8,275
Senior convertible notes	30,596	10,754
Pre-delivery payment facility	2,027	4,075
Accounts payable	24,306	30,431
Deferred revenue	24,363	23,851
Accrued expenses and other current liabilities	60,610	74,669
Total current liabilities	177,987	184,171

Senior convertible notes	-	97,683
Noncurrent pre-delivery payment facility	4,910	-
Long-term debt, less current maturities	519,234	502,741
Credit facility	-	90,000
Deferred revenue, net of current portion	177,711	192,191
Deferred income taxes, net of allowance	13,532	-
Other liabilities	293,809	5,182
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value; 40,000,000 shares authorized; 22,786,743 and 22,514,782 shares issued, respectively	228	225
Treasury stock, at cost, 4,450,092 shares	(68,152)	(68,152)
Additional paid-in capital	121,513	119,611
Accumulated other comprehensive loss	(14,431)	(17,173)
Retained earnings	63,079	21,223
Total stockholders’ equity	102,237	55,734
Total liabilities and stockholders’ equity	$1,289,420	$1,127,702

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Years Ended December 31,
	2009	2008
		(restated)

Cash provided by operating activities	$105,641	$28,806
Cash provided by investing activities	24,224	20,404
Cash used in financing activities	(107,760)	(6,526)
Net increase in cash and cash equivalents	22,105	42,684
Cash and cash equivalents at beginning of period	69,469	26,785
Cash and cash equivalents at end of period	$91,574	$69,469

Pinnacle Airlines Corp.
Pinnacle Operating Statistics (Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2009	2008	Change	2009	2008	Change
Other Data:
Revenue passengers (in thousands)	2,655	2,623	1%	10,771	10,393	4%
Revenue passenger miles (“RPMs”) (in thousands)	1,135,489	1,221,749	(7)%	4,640,392	4,844,526	(4)%
Available seat miles (“ASMs”) (in thousands)	1,470,353	1,605,043	(8)%	6,108,609	6,320,269	(3)%
Passenger load factor	77.2%	76.1%	1.1 pts.	76.0%	76.7%	(0.7) pts.
Operating revenue per ASM (in cents)	10.39	9.65	8%	10.12	9.70	4%
Operating cost per ASM (in cents)	9.47	8.78	8%	9.13	8.85	3%
Operating revenue per block hour	$1,470	$1,393	6%	$1,449	$1,384	5%
Operating cost per block hour	$1,340	$1,268	6%	$1,308	$1,263	4%
Block hours	103,915	111,167	(7)%	426,432	442,911	(4)%
Departures	66,619	67,325	(1)%	273,077	267,893	2%
Average daily utilization (block hours)	7.99	8.67	(8)%	8.58	8.75	(2)%
Average stage length (miles)	422	455	(7)%	426	460	(7)%

Number of operating aircraft (end of period)
CRJ-200	126	124	2%
CRJ-900	16	18	(11)%
Employees (end of period)	3,675	4,204	(13)%

Pinnacle Airlines Corp.
Colgan Operating Statistics (Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2009	2008	Change	2009	2008	Change

Pro-rate Agreements:
Revenue passengers (in thousands)	284	298	(5)%	1,168	1,380	(15)%
RPMs (in thousands)	49,747	51,544	(3)%	203,848	249,520	(18)%
ASMs (in thousands)	108,231	111,222	(3)%	456,664	558,389	(18)%
Passenger load factor	46.0%	46.3%	(0.3) pts.	44.6%	44.7%	(0.1)pts.
Passenger yield (in cents)	76.78	83.49	(8)%	75.56	78.94	(4)%
Operating revenue per ASM (in cents)	35.29	38.69	(9)%	33.73	35.28	(4)%
Operating revenue per block hour	$1,721	$1,875	(8)%	$1,692	$1,716	(1)%
Block hours	22,189	22,954	(3)%	91,023	114,816	(21)%
Departures	18,957	20,147	(6)%	79,866	97,174	(18)%
Fuel consumption (in thousands of gallons)	2,654	3,097	(14)%	10,994	14,761	(26)%
Average price per gallon	$2.31	$2.53	(9)%	$2.01	$3.35	(40)%
Average fare	$134	$144	(7)%	$132	$143	(8)%

Capacity Purchase Agreement:
Revenue passengers (in thousands)	372	383	(3)%	1,533	1,153	33%
RPMs (in thousands)	112,109	112,044	0%	437,221	326,627	34%
ASMs (in thousands)	162,686	176,991	(8)%	638,821	501,832	27%
Passenger load factor	68.9%	63.3%	5.6 pts.	68.4%	65.1%	3.3 pts.
Operating revenue per ASM (in cents)	11.14	11.05	1%	11.45	10.86	5%
Operating revenue per block hour	$1,566	$1,470	7%	$1,551	$1,432	8%
Block hours	11,577	13,307	(13)%	47,143	38,074	24%
Departures	7,509	8,437	(11)%	30,702	24,461	26%

Total Colgan:
Block hours	33,766	36,261	(7)%	138,166	152,890	(10)%
Departures	26,466	28,584	(7)%	110,568	121,635	(9)%
ASMs (in thousands)	270,917	288,213	(6)%	1,095,485	1,060,221	3%
Total operating cost per ASM (in cents)	19.26	20.88	(8)%	18.89	24.50	(23)%
Total operating cost per ASM (in cents) (excluding impairment and aircraft lease return costs)	19.26	20.93	(8)%	18.71	23.22	(19)%
Total operating cost per block hour	$1,545	$1,659	(7)%	$1,498	$1,699	(12)%
Total operating cost per block hour (excluding impairment and aircraft lease return costs)	$1,545	$1,663	(7)%	$1,484	$1,610	(8)%
Average daily utilization (block hours)	7.65	7.48	2%	7.84	7.86	(0	) %
Average stage length (miles)	229	228	0%	223	228	(2)%
Number of operating aircraft (end of period)
Saab 340	34	34	0%
Beech 1900	-	2	(100)%
Q400	14	15	(7)%
Employees	1,307	1,324	(1)%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,
	2009	2008	$ change	% change

GAAP pre-tax income (loss)	$7,705	$(3,473)	$11,178	(322)%
Net investment loss	-	8,125	(8,125)	N/A
Non-GAAP pre-tax income	$7,705	$4,652	$3,053	66%

GAAP net income (loss)	$5,643	$(5,526)	$11,169	(202)%
Net investment loss, net of tax	-	7,759	(7,759)	N/A
Non-GAAP net income	$5,643	$2,233	$3,410	153%

GAAP EPS	$0.31	$(0.31)	$0.62	(200)%
Net investment loss, net of tax	-	0.43	(0.43)	N/A
Non-GAAP EPS	$0.31	$0.12	$0.19	158%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)
(in thousands, except per share data)

	Years Ended December 31,
	2009	2008	$ change	% change

GAAP Colgan operating income (loss)	$20,616	$(8,010)	$28,626	(357)%
Impairment and aircraft retirement charges	1,980	13,548	(11,568)	(85)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Non-GAAP Colgan operating income	$21,761	$5,538	$16,223	293%

GAAP Colgan operating margin	9.1%	(3.2)%	12.3	pts.
Impairment and aircraft retirement charges	0.9%	5.4%	(4.5)	pts.
Excess of property insurance proceeds over cost basis of aircraft	(0.4)%	-	(0.4)	pts.
Non-GAAP Colgan operating margin	9.6%	2.2%	7.4	pts.

GAAP operating income	$80,709	$45,607	$35,102	77%
Impairment and aircraft retirement charges	1,980	13,548	(11,568)	(85)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Non-GAAP operating income	$81,854	$59,155	$22,699	38%

GAAP operating margin	9.5%	5.3%	4.2	pts.
Impairment and aircraft retirement charges	0.2%	1.6%	(1.4)	pts.
Excess of property insurance proceeds over cost basis of aircraft	(0.1)%	-	(0.1)	pts.
Non-GAAP operating margin	9.6%	6.9%	2.7	pts.

GAAP pre-tax income (loss)	$42,238	$(8,589)	$50,827	(592)%
Impairment and aircraft retirement charges	1,980	13,548	(11,568)	(85)%
Excess of property insurance proceeds over cost basis of aircraft	(835)	-	(835)	N/A
Net investment (gain) loss	(3,877)	16,800	(20,677)	(123)%
Ineffective portion of hedge	1,424	-	1,424	N/A
Reversal of interest on tax reserves	(2,926)	-	(2,926)	N/A
Gain on debt extinguishment	(1,857)	-	(1,857)	N/A
Non-GAAP pre-tax income	$36,147	$21,759	$14,388	66%

GAAP net income (loss)	$41,856	$(10,997)	$52,853	(481)%
Impairment and aircraft retirement charges, net of tax	1,218	8,688	(7,470)	(86)%
Excess of property insurance proceeds over cost basis of aircraft, net of tax	(514)	-	(514)	N/A
Net investment (gain) loss, net of tax	(3,713)	16,091	(19,804)	(123)%
Ineffective portion of hedge, net of tax	876	-	876	N/A
Reversal of interest on tax reserves, net of tax	(1,842)	-	(1,842)	N/A
Gain on debt extinguishment, net of tax	(1,118)	-	(1,118)	N/A
IRS settlement	(13,551)	-	(13,551)	N/A
Non-GAAP net income	$23,212	$13,782	$9,430	68%

GAAP EPS	$2.31	$(0.62)	$2.93	(473)%
Impairment and aircraft retirement charges, net of tax	0.07	0.49	(0.42)	(86)%
Excess of property insurance proceeds over cost basis of aircraft, net of tax	(0.03)	-	(0.03)	N/A
Net investment (gain) loss, net of tax	(0.20)	0.90	(1.10)	(122)%
Ineffective portion of hedge, net of tax	0.05	-	0.05	N/A
Reversal of interest on tax reserves, net of tax	(0.11)	-	(0.11)	N/A
Gain on debt extinguishment, net of tax	(0.06)	-	(0.06)	N/A
IRS settlement	(0.75)	-	(0.75)	N/A
Non-GAAP EPS	$1.28	$0.77	$0.51	66%